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                                                                     EXHIBIT 16

                             TAX FREE MONEY FUND
                    COMPUTATION OF PERFORMANCE QUOTATIONS
                          PERIOD ENDED JUNE 30, 1997


(a)  Calculation of Current Yield:
         Formula                             (EV-BV) + BV * 365 / 7 = CY

         Ending Value                                   1.000713105 = EV
         Beginning Value                                       1.00 = BV

         Current Yield                                        3.72% = CY


(b)  Calculation of Compound Effective Yield:              365/7
         Formula                                   (UBR + 1)    - 1 = CEY

         Unannualized Base Return                       0.000713105 = UBR

         Compound Effective Yield                             3.79% = CEY